Exhibit 1

Media Relations Daniel Suárez +57 (1) 603-9079 daniel.suarezm@cemex.com	Investor Relations Patricio Treviño +57 (1) 603-9823 patricio.trevinog@cemex.com

CEMEX LATAM HOLDINGS TO REPORT

THIRD QUARTER 2013 RESULTS ON OCTOBER 23, 2013

BOGOTA, COLOMBIA, OCTOBER 17, 2013 — CEMEX Latam Holdings, S.A. (“CLH”) (BVC: CLH), announced today that it will report its third quarter 2013 results on Wednesday, October 23, 2013.

CLH will host a conference call and webcast presentation on this same date at 10:00 AM ET to discuss these results. The live presentation can be accessed at www.cemexlatam.com, or interested parties may access the audio-only conference call by dialing +1 847 585 4405 and entering the passcode 34873195.

For Spanish speaking participants, a simultaneous translation into Spanish of the initial remarks made during the call will be transmitted live in the webcast.

CEMEX Latam Holdings is a regional leader in the building solutions industry that provides high-quality products and reliable services to customers and communities in Colombia, Panama, Costa Rica, Nicaragua, El Salvador, Guatemala, and Brazil. CEMEX Latam Holdings’ mission is to encourage the development of the countries where it operates through innovative building solutions that foster well-being.

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